Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of YuMe, Inc. of our report dated March 27, 2014 relating to the financial statements, which appear in YuMe, Inc.'s Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 27, 2014